EXHIBIT 5.1

January 16, 2001

Angeion Corporation
350 Oak Grove Parkway
St. Paul, Minnesota 55127

Re:	Opinion of Counsel as to Legality of 100,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

    This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of shares of Common Stock, $0.01 par value, of Angeion Corporation (the "Company") offered to non-employee directors pursuant to the Angeion Corporation 1994 Non-Employee Director Plan (the "Plan").

    We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 100,000 shares of Common Stock to be issued by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

    The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                      Very truly yours,
                      LINDQUIST & VENNUM P.L.L.P.
                      /s/ Lindquist & Vennum P.L.L.P.